Exhibit 21.0

Subsidiaries of Gallagher

In the following list of subsidiaries of Gallagher, those companies that are indented represent subsidiaries of the corporation under which they are indented. Except for directors’ qualifying shares, 100% of the voting stock of each of the subsidiaries listed below, other than those indicated by footnote, is owned of record or beneficially by its indicated parent.

Name	State or Other Jurisdiction of Incorporation
Arthur J. Gallagher & Co. (Registrant)	Delaware
Arthur J. Gallagher Latin America, LLC	Illinois
Arthur J. Gallagher Service Company	Delaware
Arthur J. Gallagher & Co. (Illinois)	Illinois
Gallagher Mauritius Holdings	Mauritius
Gallagher Offshore Support Services Private Limited	India
Third Group Services, LLC	Delaware
Arthur J. Gallagher Brokerage & Risk Management Services, LLC	Delaware
Arthur J. Gallagher Risk Management Services, Inc.	Illinois
Arthur J. Gallagher & Co. Insurance Brokers of California, Inc.	California
Charity First Insurance Services, Inc.	California
Commonwealth Premium Finance Corporation	Kentucky
Artex Risk Solutions, Inc.	Delaware
Western Litigation, Inc.	Texas
Arthur J. Gallagher & Co. (Canada) Ltd.	Canada
AJG Canada ULC	Canada
AJG North America ULC	Canada
Gallagher Lambert Group	Canada
Gallagher Lambert Group, Inc	Canada
Gallagher Lambert Quebec, ULC	Canada
Risk Placement Services, Inc.	Illinois
Edwin M. Rollins Company	North Carolina
Arthur J. Gallagher & Co. (Bermuda) Limited	Bermuda
Arthur J. Gallagher Management (Bermuda) Limited	Bermuda
Artex Risk Solutions, Inc. (Cayman) Limited	Cayman Islands
SEG Insurance Ltd. (1)	Bermuda
Artex Intermediaries, Ltd.	Bermuda
Artex Risk Solutions (Bermuda) Ltd.	Bermuda
Protected Insurance Company	Bermuda
Gallagher Holdings (UK) Limited	England
Arthur J. Gallagher (UK) Limited	England
Strand Underwriting Limited	England
Risk Management Partners Ltd.	England
Alesco Risk Management Services, Ltd. (2)	England
Arthur J. Gallagher Asia Limited	Hong Kong
Gallagher Holdings Two (UK) Limited	England
OIM Underwriting Limited	England
Arthur J. Gallagher Australasia Holdings Pty Ltd.	Australia
Australis Group (Underwriting ) Pty Ltd.	Australia
Interpacific Underwriting Agencies Pty Ltd.	Australia
Arthur J. Gallagher Reinsurance Australasia Pty Ltd.	Australia
Arthur J. Gallagher (Aus) Pty Ltd.	Australia

Name	State or Other Jurisdiction of Incorporation
Gallagher Bassett Services, Inc.	Delaware
Gallagher Bassett of New York, Inc.	New York
Gallagher Bassett International Ltd. (UK)	England
Gallagher Bassett Canada Inc.	Canada
Gallagher Bassett Services Pty Ltd.	Australia
Gallagher Bassett Services Workers Compensation Victoria Pty Ltd.	Australia
Gallagher Bassett Services NZ Pty Ltd.	Australia
AJG Financial Services, Inc.	Delaware
AJG Investments, Inc.	Delaware
AJG Coal, Inc.	Delaware
Gallagher Clean Energy, LLC.	Delaware
Gallagher Holdings Bermuda Company Limited.	Bermuda
MG Advanced Coal Technolgies-1 LLC	Delaware
Advanced Energy Systems LLC (3)	Delaware
Gallagher Benefit Services, Inc.	Delaware
GBS Retirement Services, Inc.	New York
GBS Insurance and Financial Services, Inc.	Delaware
GBS Administrators, Inc.	Washington
GBS Investment Consulting, LLC	Delaware

(1)	76% of the Common Stock of this subsidiary is owned by two third parties.
(2)	25% of the Common Stock of this subsidiary is owned by the management group.
(3)	15% of the Membership Interests of this subsidiary is owned by an unrelated party.

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